UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 4, 2008 (March 31, 2008)

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 31, 2008, Mathis Partners, LLC (“Mathis Partners”), a subsidiary of Comstock Homebuilding Companies, Inc. (the “Company”), filed a bankruptcy petition (the “Petition”) in the United States Bankruptcy Court, Northern District of Georgia. Prior to the filing of the Petition, Mathis Partners received notices of acceleration and foreclosure from Haven Trust Bank, its lender (the “Mathis Lender”), pursuant to existing acquisition and construction credit facilities at Mathis Partners’ Gates of Luberon project. The aggregate outstanding balance of the indebtedness was approximately $5,221,000 as of the date of the notices in late February 2008. The notices were issued after maturity of the indebtedness and Mathis Partners’ inability to successfully negotiate an extension of its credit facilities with the Mathis Lender. The filing of the Petition has stayed the Mathis Lender’s actions against Mathis Partners; however, if the process of foreclosure proceeds, Mathis Partners and the Company, pursuant to a guaranty by the Company of Mathis Partners’ obligation, may be held responsible for either the outstanding balance of the indebtedness or a deficiency judgment should the proceeds of a foreclosure sale be less than the outstanding balance of the indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2008

COMSTOCK HOMEBUILDING COMPANIES, INC.

	By:	/s/ Jubal R. Thompson
General Counsel and Secretary